Exhibit 23.3

Deloitte
                                                      Deloitte & Touche LLP
                                                      Suite 1000
                                                      417 North 20th Street
                                                      Birmingham, Al  35203-3289
                                                      USA



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2005, relating to the financial statements and financial statement schedule of Alabama Power Company appearing in the Annual Report on Form 10-K of Alabama Power Company for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche LLP


June 29, 2005